ASSET ASSIGNMENT AGREEMENT

This Asset Assignment Agreement (“Agreement”) is entered into as of June 11, 2019 (the “Effective Date”) by and among Richard L. Chang Holding's, LLC, a Nevada limited liability company (“Holdings LLC”), and Rich Pharmaceuticals, Inc. a Wyoming corporation (“RICH”).

Whereas, Holdings has previously assigned the Patent Assets (as defined below) to RICH;

Whereas, RICH desires to engage in a new business plan and desires to assign the Patent Assets back to Holdings in exchange for the cancellation of certain debt owed to Holdings and Ben Chang and the assumption of certain obligations of RICH; and

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.                  Assignment of Assets.

a. Assignment. RICH has a 100% interest rights in United States Utility Patent Applications (the “Patent Applications”), No. 13/745,745 titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF NEOPLASMS” (Acute Myeloid Leukemia (“AML”)) and No. 61/998,397 titled “COMPOSITIONS AND METHODS OF USE OF PHORBOL ESTERS FOR THE TREATMENT OF HODGKIN’S LYMPHOMA” (“HL”) and United States Patent No. 6,063,814 entitled “Phorbol esters as anti-neoplastic and white blood cell elevating agents” and all related intellectual property, inventions and trade secrets, data, and clinical study results, and RICH owns all indicated intellectual property rights, and trade secrets, data, and clinical study results thereof worldwide (collectively, with the Patent Applications, the “Patent Assets”). RICH has been granted permission by the U.S. Food and Drug Administration (“FDA”) to conduct a clinical trial under an Investigational New Drug Application #124642 (“IND”) for 12-O-Tetradecanoyl-phorbol-13-acetate (TPA); RP-323 and RICH represents that the IND may be utilized to conduct a clinical study in AML using RP-323. In exchange for the consideration described in Section 2a below, RICH hereby agrees to the assignment to HOLDING LLC of all of RICH’s right, title and interest in and to the Patent Assets and IND, and in and to all rights to apply for continuations, additional applications or foreign patents relating to the Patent Assets and all proceeds of the foregoing, including, without limitation, any claim by RICH against third parties for past, present, or future infringement of the Patent Assets.

b. Recordation. Without limiting the generality of the foregoing, RICH agrees that within thirty days after the Effective Date, it shall execute a Recordation Form Cover Sheet for recording the assignment in the USPTO. To the extent that the patent laws of any country require the recordation or registration of this Agreement to ensure the continued validity and enforceability of the Patent Assets or this Agreement in connection with the assignment, RICH shall take whatever action is necessary to record or obtain registration of this Agreement, including the filing of all necessary documents.

c. Indemnity. HOLDING LLC shall indemnify and defend RICH and its members, managers and representatives against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses or expenses incurred or sustained by, or imposed upon, any of them based upon, arising out of, with respect to or by reason of and claims or litigation brought by a third party arising out of or related to the Patent Assets or this Agreement.

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2.                  Consideration. In consideration of the assignment of the Patent Assets and IND by RICH, Holdings shall provide the following consideration to RICH:

(i)	Holdings hereby agrees that the debt in the amount $340,953.19 owed by RICH to Holdings for services rendered is cancelled;
(ii)	Holdings shall cause Ben Chang to cancel the debt owed by RICH to Ben Chang in the amount of $875,111.21 in accrued wages; and
(iii)	Holdings shall cause the debt owed by RICH to Wuxi AppTec Co., LTD. in the amount of $229,193.75 related to drug manufacturing costs to be assumed by a third party.

3.                  Representations and Warranties.

a. Reciprocal. Each of the parties represents and warrants to the other party that (a) it has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms, (c) the execution, delivery and performance of the Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to such party’s knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

b.       RICH. RICH hereby represents and warrants to HOLDING LLC the following:

(i)	RICH is the sole and exclusive owner of all rights, title and interest in the Patent Assets;
(ii)	The Patent Assets are free and clear of any liens, license rights (except as set forth in this Agreement), security interests, encumbrances or rights to repurchase;
(iii)	RICH has not assigned, transferred, licensed, pledged or otherwise encumbered any of the Patent Assets or agreed to do so;
(iv)	RICH is not aware of any violation, infringement or misappropriation of any third party’s rights (or any claim thereof) concerning the Patent Assets;
(v)	The Patent Assets are properly filed and currently in compliance with formal legal requirements (including, without limitation, payment of filing, examination and governmental taxes and maintenance fees) and enforceable;
(vi)	RICH is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Patent Assets; and
(vii)	RICH has paid any annuity, renewal, or administrative fee related to the Patent Assets before the execution of this Agreement.

4.                  Arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within 20 miles of Los Angeles, California, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver. This Agreement shall be governed by and construed under the laws of the State of Wyoming.

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5.                  Transaction Expenses. The parties agree that each party shall be solely responsible for the payment of all transaction expenses incurred by such party relating to the transactions contemplated in this Agreement.

6.                  Attorneys' Fees. In the event either party shall bring any action to enforce or protect any of its rights under this Agreement, the prevailing party shall be entitled to recover, in addition to its damages, its reasonable attorneys' fees and costs incurred in connection therewith.

7.                  Execution in Counterparts. This Agreement may be executed in one or more counterparts which may be delivered by facsimile or by email in PDF, each of which shall be considered an original instrument, but all of which shall be considered one and the same Agreement.

8.                  Binding Agreement. The parties intend for this Agreement to constitute binding, enforceable obligations of the parties.

9.                  Entire Agreement; Modifications; Miscellaneous. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by each of the parties hereto. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

10.               Legal Counsel. Each party to this Agreement hereby represents and warrants to the other party that it has its own legal counsel and it has been advised by its legal counsel with respect to the provisions of this Agreement, and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or legal counsel other than its own legal counsel.

In Witness Whereof, the undersigned have caused their authorized representatives to execute this Agreement as of the date first set forth above.

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RICHARD L. CHANG’S HOLDINGS, LLC

By: /s/ Richard L. Chang

Richard L. Chang, Sole Member and Manager

RICH PHARMACEUTICALS, INC.

By: /s/ Ben Chang

Ben Chang, CEO

Consent to Assignment:

Pursuant to each Convertible Promissory Note, Securities Purchase Agreement and related agreements between GHS Investments, LLC, a Nevada Limited Liability Company (“GHS”) and Rich Pharmaceuticals, Inc. (“Rich”), GHS hereby consents to the assignment of assets by Rich as described in this Asset Assignment Agreement:

GHS Investments, LLC

By: ________________________

Print Name: _________________

Print Title: __________________

[Signature Page to HOLDING LLC/RICH Assignment Agreement]

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